Exhibit 99.1

Mammoth Energy Services, Inc. Announces
Second Quarter 2024 Operational and Financial Results

OKLAHOMA CITY - August 9, 2024 - Mammoth Energy Services, Inc. (“Mammoth” or the “Company”) (NASDAQ: TUSK) today reported financial and operational results for the second quarter ended June 30, 2024.

Financial Overview for the Second Quarter 2024:
Total revenue was $51.5 million for the second quarter of 2024 compared to $43.2 million for the first quarter of 2024.

Net loss for the second quarter of 2024 was $156.0 million, or $3.25 loss per diluted share, compared to net loss of $11.8 million, or $0.25 loss per diluted share, for the first quarter of 2024.

Adjusted EBITDA (as defined and reconciled below) was ($160.7) million for the second quarter of 2024 compared to $4.5 million for the first quarter of 2024. During the second quarter of 2024, the Company recognized expense of $170.7 million related to the settlement between Mammoth’s subsidiary Cobra Acquisitions LLC (“Cobra”) and the Puerto Rico Electric Power Authority (“PREPA”). Excluding this non-recurring expense and interest income previously accrued on the receivable with PREPA, Adjusted EBITDA would have been ($0.3) million for the second quarter of 2024 compared to ($6.0) million for the first quarter of 2024.

Settlement Agreement
As previously announced, on July 22, 2024, Mammoth’s subsidiary Cobra entered into a release and settlement agreement to settle all outstanding matters between Cobra and PREPA (the “Settlement Agreement”). As a result of the Settlement Agreement, the Company expects to receive $188.4 million in total settlement proceeds. During the second quarter of 2024, the Company recorded a non-cash, pre-tax charge of approximately $170.7 million, of which $89.2 million was charged to credit loss expense, which is included in “selling, general and administrative” and $81.5 million was charged to interest on delinquent accounts receivable, which is included in “other income, net” in relation to the Settlement Agreement.

Arty Straehla, Chief Executive Officer of Mammoth commented, “We are pleased to report sequential improvement in our second quarter results, compared to the first quarter, despite continued challenges that persist due to industry activity softness, especially in the natural gas basins that we operate, constraining our Well Completion Services division and other oilfield services. Our Infrastructure Services business continues to perform well and is demonstrating growth both sequentially and year over year. As we enter the second half of the year, our teams across the organization remain focused on efficient and effective cost management to align with the activity levels of our customers. We enter the second half of the year with an undrawn revolver and cash on the balance sheet, as well as a recently announced resolution with PREPA. With the anticipated collection of the PREPA receivable as a result of the Settlement Agreement, we believe Mammoth will be better positioned to capitalize on improved market fundamentals we anticipate in 2025.

“We look forward to receiving the PREPA settlement proceeds and plan to use a portion of the $188.4 million to pay off our term credit facility, which had a balance of approximately $49.3 million as of June 30, 2024. The remaining amount of approximately $139.1 million will be cash on our balance sheet to be used to invest back into our business and for general corporate purposes,” concluded Straehla.

Well Completion Services
Mammoth’s well completion services division contributed revenue (inclusive of inter-segment revenue) of $10.0 million on 292 stages for the second quarter of 2024 compared to $8.3 million on 380 stages for the first quarter of 2024. On average, 0.3 of the Company’s fleets were active for the second quarter of 2024 compared to an average utilization of 0.6 fleets during the first quarter of 2024.

Infrastructure Services
Mammoth’s infrastructure services division contributed revenue of $31.4 million for the second quarter of 2024 compared to $25.0 million for the first quarter of 2024. Average crew count increased to 79 crews during the second quarter of 2024 compared to 75 crews during the first quarter of 2024.

Natural Sand Proppant Services
Mammoth’s natural sand proppant services division contributed revenue (inclusive of inter-segment revenue) of $4.7 million for the second quarter of 2024 compared to $4.3 million for the first quarter of 2024. In the second quarter of 2024, the Company sold approximately 141,000 tons of sand at an average sales price of $22.73 per ton compared to sales of approximately 146,000 tons of sand at an average price of $24.38 per ton during the first quarter of 2024. Additionally, during the second quarter of 2024, the Company recognized shortfall revenue totaling $1.1 million.

Drilling Services
Mammoth’s drilling services division contributed revenue (inclusive of inter-segment revenue) of $0.7 million for the second quarter of 2024 compared to $0.5 million for the first quarter of 2024. The increase in drilling services revenue is primarily attributable to an increase in utilization for our directional drilling business.

Other Services
Mammoth’s other services, including aviation, equipment rentals, remote accommodations and equipment manufacturing, contributed revenue (inclusive of inter-segment revenue) of $7.1 million for the second quarter of 2024 compared to $6.2 million for the first quarter of 2024.

Selling, General and Administrative Expenses
Selling, general and administrative (“SG&A”) expenses were $97.5 million for the second quarter of 2024 compared to $8.8 million for the first quarter of 2024. Included in the amount for the second quarter of 2024 are credit loss charges totaling $89.2 million related to Cobra’s Settlement Agreement with PREPA.

Following is a breakout of SG&A expense (in thousands):

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2024	2023	2024	2024	2023
Cash expenses:
Compensation and benefits	$3,116	$3,996	$4,104	$7,220	$8,273
Professional services	3,056	4,276	2,457	5,513	6,205
Other(a)	1,702	1,868	1,773	3,475	3,779
Total cash SG&A expense	7,874	10,140	8,334	16,208	18,257
Non-cash expenses:
Change in provision for expected credit losses(b)	89,383	(44)	229	89,612	(425)
Stock based compensation	219	261	219	438	908
Total non-cash SG&A expense	89,602	217	448	90,050	483
Total SG&A expense	$97,476	$10,357	$8,782	$106,258	$18,740
a.    Includes travel-related costs, information technology expenses, rent, utilities and other general and administrative-related costs.
b.    Included in the three and six months ended June 30, 2024 amounts is a charge of $89.2 million related to Cobra's Settlement Agreement with PREPA.

SG&A expenses, as a percentage of total revenue, were 189% for the second quarter of 2024 compared to 20% for the first quarter of 2024.

Interest Expense and Financing Charges, net
Interest expense and financing charges, net were $2.5 million for the second quarter of 2024 compared to $8.1 million for the first quarter of 2024. The Company recognized a financing charge totaling $5.5 million during the first quarter of 2024 related to the termination of the Assignment Agreement with SPCP Group LLC.

Liquidity
As of June 30, 2024, Mammoth had cash on hand of $10.3 million. As of June 30, 2024, the Company’s revolving credit facility was undrawn, the borrowing base was $21.0 million and there was $14.3 million of available borrowing capacity under the revolving credit facility, after giving effect to $6.7 million of outstanding letters of credit. As of June 30, 2024, Mammoth had total liquidity of $24.6 million.
As of August 7, 2024, Mammoth had cash on hand of $9.1 million, no outstanding borrowings under its revolving credit facility, and a borrowing base of $25.7 million. As of August 7, 2024, the Company had $19.0 million of available borrowing capacity under its revolving credit facility and total liquidity of $28.1 million.

Capital Expenditures
The following table summarizes Mammoth’s capital expenditures by operating division for the periods indicated (in thousands):

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2024	2023	2024	2024	2023
Well completion services(a)	$2,081	$4,348	$2,663	$4,738	$10,120
Infrastructure services(b)	275	72	683	963	275
Drilling services(c)	85	—	—	87	—
Other(d)	196	—	146	342	—
Eliminations(a)	2,282	83	659	2,940	144
Total capital expenditures	$4,919	$4,503	$4,151	$9,070	$10,539
a.     Capital expenditures primarily for upgrades and maintenance to our pressure pumping fleet for the periods presented.
b.    Capital expenditures primarily for truck, tooling and equipment purchases for the periods presented.

c.     Capital expenditures primarily for maintenance for the periods presented.
d.    Capital expenditures primarily for equipment for the Company’s rental businesses for the periods presented.

Conference Call Information
Mammoth will host a conference call on Friday, August 9, 2024 at 9:00 a.m. Central time (10:00 a.m. Eastern time) to discuss its second quarter financial and operational results. The telephone number to access the conference call is 1-201-389-0872. The conference call will also be webcast live on https://ir.mammothenergy.com/events-presentations. Please submit any questions for management prior to the call via email to TUSK@dennardlascar.com.

About Mammoth Energy Services, Inc.
Mammoth is an integrated, growth-oriented energy services company focused on the providing products and services to enable the exploration and development of North American onshore unconventional oil and natural gas reserves as well as the construction and repair of the electric grid for private utilities, public investor-owned utilities and co-operative utilities through its infrastructure services businesses. Mammoth’s suite of services and products include: well completion services, infrastructure services, natural sand and proppant services, drilling services and other energy services. For more information, please visit www.mammothenergy.com.

Contacts:
Mark Layton, CFO
Mammoth Energy Services, Inc
investors@mammothenergy.com

Rick Black / Ken Dennard
Dennard Lascar Investor Relations
TUSK@dennardlascar.com

Forward-Looking Statements and Cautionary Statements
This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that Mammoth expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company’s business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, plans for stock repurchases under its stock repurchase program, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for the Company’s existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on Mammoth, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, the Company’s forward-looking statements are subject to significant risks and uncertainties, including those described in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings it makes with the SEC, including those relating to the Company’s acquisitions and contracts, many of which are beyond the Company’s control, which may cause actual results to differ materially from historical experience and present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: demand for our services; the volatility of oil and natural gas prices and actions by OPEC members and other exporting nations affecting commodities prices and production levels; the impact of the war in Ukraine and the Israel-Hamas war on the global energy and capital markets and global stability; performance of contracts and supply chain disruptions; inflationary pressures; higher interest rates and their impact on the cost of capital; instability in the banking and financial services sectors; the outcome of ongoing government investigations and other legal proceedings; the failure to receive or delays in receiving the Title III Court approval relating to the settlement agreement between Cobra ,PREPA and the Financial

Oversight and Management Board for Puerto Rico, in its capacity as Title III representative for PREPA, to settle all outstanding litigation and other dispute matters between Cobra and PREPA, and/or any payments under the settlement agreement discussed in this news release; the Company’s inability to replace the prior levels of work in its business segments, including its infrastructure and well completion services segments; risks relating to economic conditions, including concerns over a potential economic slowdown or recession; impacts of the recent federal infrastructure bill on the infrastructure industry and our infrastructure services business; the loss of or interruption in operations of one or more of Mammoth’s significant suppliers or customers; the loss of management and/or crews; the outcome or settlement of our litigation matters and the effect on our financial condition and results of operations; the effects of government regulation, permitting and other legal requirements; operating risks; the adequacy of capital resources and liquidity; Mammoth's ability to comply with the applicable financial covenants and other terms and conditions under Mammoth's revolving credit facility and term loan; weather; natural disasters; litigation; volatility in commodity markets; competition in the oil and natural gas and infrastructure industries; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	June 30,	December 31,
	2024	2023
CURRENT ASSETS	(in thousands)
Cash and cash equivalents	$10,266	$16,556
Restricted cash	—	7,742
Accounts receivable, net	235,795	447,202
Inventories	12,387	12,653
Prepaid expenses	6,450	12,181
Other current assets	589	591
Total current assets	265,487	496,925

Property, plant and equipment, net	109,517	113,905
Sand reserves	58,215	58,528
Operating lease right-of-use assets	6,403	9,551
Goodwill	9,214	9,214
Deferred income tax asset	—	1,844
Other non-current assets	6,671	8,512
Total assets	$455,507	$698,479
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$24,136	$27,508
Accrued expenses and other current liabilities	31,151	86,713
Accrued expenses and other current liabilities - related parties	—	1,241
Current operating lease liability	4,352	5,771
Income taxes payable	43,625	61,320
Total current liabilities	103,264	182,553

Long-term debt from related parties	47,275	42,809
Deferred income tax liabilities	2,505	628
Long-term operating lease liability	1,983	3,534
Asset retirement obligation	4,194	4,140
Other long-term liabilities	3,910	4,715
Total liabilities	163,131	238,379

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 48,127,369 and 47,941,652 issued and outstanding at June 30, 2024 and December 31, 2023	481	479
Additional paid in capital	539,994	539,558
Accumulated deficit	(244,121)	(76,317)
Accumulated other comprehensive loss	(3,978)	(3,620)
Total equity	292,376	460,100
Total liabilities and equity	$455,507	$698,479

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2024	2023	2024	2024	2023
	(in thousands, except per share amounts)
REVENUE
Services revenue	$46,770	$63,478	$38,814	$85,584	$167,115
Services revenue - related parties	66	369	68	133	589
Product revenue	4,693	11,584	4,307	8,999	24,047
Total revenue	51,529	75,431	43,189	94,716	191,751

COST AND EXPENSES
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $4,780, $10,270, $5,874, $10,654, $22,032, respectively, for the three months ended June 30, 2024, June 30, 2023, and March 31, 2024 and six months ended June 30, 2024 and 2023)	38,962	52,846	34,483	73,445	133,823
Services cost of revenue - related parties	118	210	118	236	240
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $1,271, $2,373, $1,146, $2,417, $3,559, respectively, for the three months ended June 30, 2024, June 30, 2023, and March 31, 2024 and six months ended June 30, 2024 and 2023)	4,761	7,196	5,983	10,744	15,181
Selling, general and administrative	97,476	10,357	8,782	106,258	18,740
Depreciation, depletion, amortization and accretion	6,051	12,650	7,021	13,073	25,606
Gains on disposal of assets, net	(1,036)	(473)	(1,166)	(2,203)	(834)
Total cost and expenses	146,332	82,786	55,221	201,553	192,756
Operating loss	(94,803)	(7,355)	(12,032)	(106,837)	(1,005)

OTHER INCOME (EXPENSE)
Interest expense and financing charges, net	(1,005)	(3,220)	(6,637)	(7,642)	(6,509)
Interest expense and financing charges, net - related parties	(1,529)	—	(1,500)	(3,028)	—
Other (expense) income, net	(73,678)	8,339	10,143	(63,536)	16,963
Total other (expense) income	(76,212)	5,119	2,006	(74,206)	10,454
(Loss) income before income taxes	(171,015)	(2,236)	(10,026)	(181,043)	9,449
(Benefit) provision for income taxes	(15,022)	2,234	1,785	(13,239)	5,568
Net (loss) income	$(155,993)	$(4,470)	$(11,811)	$(167,804)	$3,881

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation adjustment	(114)	227	(244)	(358)	230
Comprehensive (loss) income	$(156,107)	$(4,243)	$(12,055)	$(168,162)	$4,111

Net (loss) income per share (basic)	$(3.25)	$(0.09)	$(0.25)	$(3.50)	$0.08
Net (loss) income per share (diluted)	$(3.25)	$(0.09)	$(0.25)	$(3.50)	$0.08
Weighted average number of shares outstanding (basic)	48,040	47,718	47,964	48,002	47,581
Weighted average number of shares outstanding (diluted)	48,040	47,718	47,964	48,002	47,966

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
	2024	2023
	(in thousands)
Cash flows from operating activities:
Net (loss) income	$(167,804)	$3,881
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Stock based compensation	438	908
Depreciation, depletion, accretion and amortization	13,073	25,606
Amortization of debt origination costs	714	377
Change in provision for expected credit losses	171,076	(425)
Gains on disposal of assets	(2,203)	(834)
Gains from sales of equipment damaged or lost down-hole	—	(46)
Deferred income taxes	3,722	(46)
Other	1,099	387
Changes in assets and liabilities:
Accounts receivable, net	39,073	7,880
Inventories	265	(1,306)
Prepaid expenses and other assets	5,703	5,162
Accounts payable	(2,276)	466
Accrued expenses and other liabilities	(7,688)	(13,924)
Accrued expenses and other liabilities - related parties	3,028	—
Income taxes payable	(17,692)	4,523
Net cash provided by operating activities	40,528	32,609

Cash flows from investing activities:
Purchases of property and equipment	(9,070)	(10,539)
Proceeds from disposal of property and equipment	4,548	806
Net cash used in investing activities	(4,522)	(9,733)

Cash flows from financing activities:
Borrowings on long-term debt	—	118,900
Repayments of long-term debt	—	(143,064)
Payments on financing transaction	(46,837)	—
Payments on sale-leaseback transaction	(2,148)	(2,449)
Principal payments on financing leases and equipment financing notes	(966)	(3,791)
Debt issuance costs	(37)	—
Other	—	(919)
Net cash used in financing activities	(49,988)	(31,323)
Effect of foreign exchange rate on cash	(50)	15
Net change in cash, cash equivalents and restricted cash	(14,032)	(8,432)
Cash, cash equivalents and restricted cash at beginning of period	24,298	17,282
Cash, cash equivalents and restricted cash at end of period	$10,266	$8,850

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,440	$6,321
Cash paid for income taxes, net of refunds received	$722	$752
Supplemental disclosure of non-cash transactions:
Interest paid in kind - related parties	$4,269	$—
Purchases of property and equipment included in accounts payable	$2,258	$6,732
Right-of-use assets obtained for financing lease liabilities	$1,369	$306

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Three Months Ended June 30, 2024	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$9,935	$31,433	$4,693	$736	$4,732	$—	$51,529
Intersegment revenues	109	—	27	—	2,359	(2,495)	—
Total revenue	10,044	31,433	4,720	736	7,091	(2,495)	51,529
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	10,096	24,630	4,589	1,155	3,371	—	43,841
Intersegment cost of revenues	234	1	—	1	2,257	(2,493)	—
Total cost of revenue	10,330	24,631	4,589	1,156	5,628	(2,493)	43,841
Selling, general and administrative	1,196	94,450	943	176	711	—	97,476
Depreciation, depletion, amortization and accretion	2,691	627	1,271	613	849	—	6,051
Gains on disposal of assets, net	(105)	(460)	(110)	(1)	(360)	—	(1,036)
Operating (loss) income	(4,068)	(87,815)	(1,973)	(1,208)	263	(2)	(94,803)
Interest expense and financing charges, net	522	1,577	131	121	183	—	2,534
Other expense (income), net	—	72,687	(1)	—	992	—	73,678
Loss before income taxes	$(4,590)	$(162,079)	$(2,103)	$(1,329)	$(912)	$(2)	$(171,015)

Three Months Ended June 30, 2023	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$27,466	$28,315	$11,567	$2,810	$5,273	$—	$75,431
Intersegment revenues	118	—	—	—	383	(501)	—
Total revenue	27,584	28,315	11,567	2,810	5,656	(501)	75,431
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	23,594	23,292	7,067	2,375	3,924	—	60,252
Intersegment cost of revenues	227	9	—	12	253	(501)	—
Total cost of revenue	23,821	23,301	7,067	2,387	4,177	(501)	60,252
Selling, general and administrative	1,776	6,385	954	193	1,049	—	10,357
Depreciation, depletion, amortization and accretion	4,500	2,436	2,374	1,154	2,186	—	12,650
Gains on disposal of assets, net	—	—	—	—	(473)	—	(473)
Operating (loss) income	(2,513)	(3,807)	1,172	(924)	(1,283)	—	(7,355)
Interest expense and financing charges, net	824	1,869	149	133	245	—	3,220
Other expense (income), net	1	(8,557)	(4)	—	221	—	(8,339)
(Loss) income before income taxes	$(3,338)	$2,881	$1,027	$(1,057)	$(1,749)	$—	$(2,236)

Three Months Ended March 31, 2024	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$8,159	$25,038	$4,307	$511	$5,174	$—	$43,189
Intersegment revenues	114	—	—	—	1,005	(1,119)	—
Total revenue	8,273	25,038	4,307	511	6,179	(1,119)	43,189
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	8,338	21,533	5,840	1,050	3,823	—	40,584
Intersegment cost of revenues	218	25	—	2	874	(1,119)	—
Total cost of revenue	8,556	21,558	5,840	1,052	4,697	(1,119)	40,584
Selling, general and administrative	1,073	5,617	1,031	212	849	—	8,782
Depreciation, depletion, amortization and accretion	3,264	718	1,146	874	1,019	—	7,021
Losses (gains) on disposal of assets, net	250	(483)	—	2	(935)	—	(1,166)
Operating (loss) income	(4,870)	(2,372)	(3,710)	(1,629)	549	—	(12,032)
Interest expense and financing charges, net	569	7,099	142	128	199	—	8,137
Other (income) expense, net	—	(10,258)	(1)	—	116	—	(10,143)
(Loss) income before income taxes	$(5,439)	$787	$(3,851)	$(1,757)	$234	$—	$(10,026)

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Six Months ended June 30, 2024	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$18,093	$56,471	$8,999	$1,247	$9,906	$—	$94,716
Intersegment revenues	222	—	28	—	3,364	(3,614)	$—
Total revenue	18,315	56,471	9,027	1,247	13,270	(3,614)	94,716
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	18,434	46,164	10,430	2,203	7,194	—	84,425
Intersegment cost of revenues	452	26	—	3	3,131	(3,612)	$—
Total cost of revenue	18,886	46,190	10,430	2,206	10,325	(3,612)	84,425
Selling, general and administrative	2,269	100,068	1,974	388	1,559	—	106,258
Depreciation, depletion, amortization and accretion	5,955	1,346	2,417	1,488	1,867	—	13,073
Losses (gains) on disposal of assets, net	145	(943)	(110)	1	(1,296)	—	(2,203)
Operating (loss) income	(8,940)	(90,190)	(5,684)	(2,836)	815	(2)	(106,837)
Interest expense and financing charges, net	1,091	8,675	273	250	381	—	10,670
Other expense (income), net	1	62,429	(1)	—	1,107	—	63,536
Loss before income taxes	$(10,032)	$(161,294)	$(5,956)	$(3,086)	$(673)	$(2)	$(181,043)

Six Months ended June 30, 2023	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$94,644	$56,596	$24,009	$4,165	$12,337	$—	$191,751
Intersegment revenues	240	—	25	—	833	(1,098)	—
Total revenue	94,884	56,596	24,034	4,165	13,170	(1,098)	191,751
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	75,630	45,768	14,927	3,841	9,078	—	149,244
Intersegment cost of revenues	704	20	—	26	348	(1,098)	—
Total cost of revenue	76,334	45,788	14,927	3,867	9,426	(1,098)	149,244
Selling, general and administrative	4,268	10,595	1,458	339	2,080	—	18,740
Depreciation, depletion, amortization and accretion	9,317	5,810	3,561	2,383	4,535	—	25,606
Gains on disposal of assets, net	—	(127)	(16)	—	(691)	—	(834)
Operating income (loss)	4,965	(5,470)	4,104	(2,424)	(2,180)	—	(1,005)
Interest expense and financing charges, net	1,753	3,714	305	259	478	—	6,509
Other expense (income), net	1	(17,365)	(6)	—	407	—	(16,963)
Income (loss) before income taxes	$3,211	$8,181	$3,805	$(2,683)	$(3,065)	$—	$9,449

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. Mammoth defines Adjusted EBITDA as net (loss) income before depreciation, depletion, amortization and accretion expense, gains on disposal of assets, net, stock based compensation, interest expense and financing charges, net, other (income) expense, net (which is comprised of interest on trade accounts receivable and certain legal expenses) and provision (benefit) for income taxes, further adjusted to add back interest on trade accounts receivable. The Company excludes the items listed above from net (loss) income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the energy service industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net (loss) income or cash flows from operating activities as determined in accordance with GAAP or as an indicator of Mammoth’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Mammoth’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net (loss) income on a consolidated basis and for each of the Company’s segments (in thousands):

Consolidated

	Three Months Ended			Years Ended
	June 30,		March 31,	June 30,
Reconciliation of net (loss) income to Adjusted EBITDA:	2024	2023	2024	2024	2023
Net (loss) income	$(155,993)	$(4,470)	$(11,811)	$(167,804)	$3,881
Depreciation, depletion, amortization and accretion expense	6,051	12,650	7,021	13,073	25,606
Gains on disposal of assets, net	(1,036)	(473)	(1,166)	(2,203)	(834)
Stock based compensation	219	261	219	438	908
Interest expense and financing charges, net	2,534	3,220	8,137	10,670	6,509
Other expense (income), net	73,678	(8,339)	(10,143)	63,536	(16,963)
(Benefit) provision for income taxes	(15,022)	2,234	1,785	(13,239)	5,568
Interest on trade accounts receivable	(71,171)	11,341	10,485	(60,686)	22,454
Adjusted EBITDA	$(160,740)	$16,424	$4,527	$(156,215)	$47,129

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Well Completion Services

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of net (loss) income to Adjusted EBITDA:	2024	2023	2024	2024	2023
Net (loss) income	$(4,590)	$(3,338)	$(5,439)	$(10,032)	$3,211
Depreciation and amortization expense	2,691	4,500	3,264	5,955	9,317
(Gains) losses on disposal of assets, net	(105)	—	250	145	—
Stock based compensation	46	97	44	90	387
Interest expense and financing charges, net	522	824	569	1,091	1,753
Other expense, net	—	1	—	1	1
Adjusted EBITDA	$(1,436)	$2,084	$(1,312)	$(2,750)	$14,669

Infrastructure Services

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of net (loss) income to Adjusted EBITDA:	2024	2023	2024	2024	2023
Net (loss) income	$(144,861)	$697	$(405)	$(145,267)	$3,151
Depreciation and amortization expense	627	2,436	718	1,346	5,810
Gains on disposal of assets, net	(460)	—	(483)	(943)	(127)
Stock based compensation	123	107	117	240	337
Interest expense and financing charges, net	1,577	1,869	7,099	8,675	3,714
Other expense (income), net	72,687	(8,557)	(10,258)	62,429	(17,365)
(Benefit) provision for income taxes	(17,218)	2,184	1,192	(16,027)	5,030
Interest on trade accounts receivable	(71,171)	11,341	10,485	(60,686)	22,454
Adjusted EBITDA	$(158,696)	$10,077	$8,465	$(150,233)	$23,004

Natural Sand Proppant Services

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of net (loss) income to Adjusted EBITDA:	2024	2023	2024	2024	2023
Net (loss) income	$(2,103)	$1,027	$(3,851)	$(5,956)	$3,805
Depreciation, depletion, amortization and accretion expense	1,271	2,374	1,146	2,417	3,561
Gains on disposal of assets, net	(110)	—	—	(110)	(16)
Stock based compensation	32	36	38	69	113
Interest expense and financing charges, net	131	149	142	273	305
Other income, net	(1)	(4)	(1)	(1)	(6)
Adjusted EBITDA	$(780)	$3,582	$(2,526)	$(3,308)	$7,762

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Drilling Services

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of net loss to Adjusted EBITDA:	2024	2023	2024	2024	2023
Net loss	$(1,329)	$(1,057)	$(1,757)	$(3,086)	$(2,683)
Depreciation expense	613	1,154	874	1,488	2,383
(Gains) losses on disposal of assets, net	(1)	—	2	1	—
Stock based compensation	5	5	5	10	13
Interest expense and financing charges, net	121	133	128	250	259
Adjusted EBITDA	$(591)	$235	$(748)	$(1,337)	$(28)

Other Services(a)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of net loss to Adjusted EBITDA:	2024	2023	2024	2024	2023
Net loss	$(3,108)	$(1,799)	$(359)	$(3,461)	$(3,603)
Depreciation, amortization and accretion expense	849	2,186	1,019	1,867	4,535
Gains on disposal of assets, net	(360)	(473)	(935)	(1,296)	(691)
Stock based compensation	13	16	15	29	58
Interest expense and financing charges, net	183	245	199	381	478
Other expense, net	992	221	116	1,107	407
Provision for income taxes	2,196	50	593	2,788	538
Adjusted EBITDA	$765	$446	$648	$1,415	$1,722
a.    Includes results for Mammoth’s aviation, equipment rentals, remote accommodations and equipment manufacturing and corporate related activities. The Company’s corporate related activities do not generate revenue.